EXHIBIT 77M

ITEM 77M/77Q1(G) - MERGERS:

The series of Columbia Funds Series Trust I listed in the table below in the column captioned "Acquiring Funds" (each an "Acquiring Fund") became the surviving entity in a reorganization (each a "Reorganization") with the series of RiverSource California Tax-Exempt Trust, Seligman Municipal Series Trust, RiverSource Tax-Exempt Series, Inc., RiverSource Special Tax-Exempt Series Trust, Seligman Municipal Series, Inc. or Columbia Funds Series Trust I, as applicable, listed next to it under the column of the table below captioned "Acquired Fund" (each an "Acquired Fund"):



----------------------------------------------------------------- ------------------------------------------
                         ACQUIRED FUND                                              ACQUIRING FUND
----------------------------------------------------------------- ------------------------------------------
RiverSource California Tax-Exempt Fund1                           Columbia California Tax-Exempt Fund
----------------------------------------------------------------- ------------------------------------------
Seligman California Municipal High-Yield Fund2                    Columbia California Tax-Exempt Fund
----------------------------------------------------------------- ------------------------------------------
Seligman California Municipal Quality Fund2                       Columbia California Tax-Exempt Fund
----------------------------------------------------------------- ------------------------------------------
RiverSource Intermediate Tax-Exempt Fund3                         Columbia Intermediate Municipal Bond Fund
----------------------------------------------------------------- ------------------------------------------
Columbia New Jersey Intermediate Municipal Bond Fund4             Columbia Intermediate Municipal Bond Fund
----------------------------------------------------------------- ------------------------------------------
Columbia Rhode Island Intermediate Municipal Bond Fund4           Columbia Intermediate Municipal Bond Fund
----------------------------------------------------------------- ------------------------------------------


RiverSource New York Tax-Exempt Fund5                             Columbia New York Tax-Exempt Fund
----------------------------------------------------------------- ------------------------------------------
Seligman New York Municipal Fund6                                 Columbia New York Tax-Exempt Fund
----------------------------------------------------------------- -----------------------------------------


1. A series of the RiverSource California Tax-Exempt Trust
2. A series of the Seligman Municipal Series Trust
3. A series of the RiverSource Tax-Exempt Series, Inc.
4. A series of the Columbia Funds Series Trust I
5. A series of the RiverSource Special Tax-Exempt Series Trust 6. A series of the Seligman Municipal Series, Inc.

In September 2010, the Board of Trustees of Columbia Funds Series Trust I, the Board of Trustees of RiverSource California Tax-Exempt Trust, the Board of Trustees of Seligman Municipal Series Trust, the Board of Trustees of RiverSource Special Tax-Exempt Series Trust, the Board of Directors of RiverSource Tax-Exempt Series, Inc. and the Board of Directors of Seligman Municipal Series, Inc. each approved an agreement and plan of reorganization (the "Agreement and Plan") providing for the sale of all of the assets of the Acquired Funds to, and the assumption of all of the liabilities and obligations of the Acquired Funds by, the Acquiring Funds, in complete liquidation of the Acquired Funds. At a meeting of shareholders held on February 15, 2011, shareholders of the Acquired Funds approved the Agreement and Plan with respect to the applicable Reorganization.

Effective on June 6, 2011, the Acquiring Funds acquired all the assets of, and assumed all the liabilities and obligations of the Acquired Funds in complete liquidation of the Acquired Funds. Shareholders of each class of shares of the Acquired Funds received shares of the corresponding share class of the Acquiring Funds in accordance with the Agreement and Plan.

The registration statement of Columbia Funds Series Trust I on behalf of Columbia Intermediate Municipal Bond Fund, on Form N-14, which was filed with the Securities and Exchange Commission on December 29, 2010 (ACCESSION NO. 0001193125-10-289190) is incorporated by reference, including without limitation the Agreement and Plan filed as Exhibit (4) to the registration statement and the applicable prospectus/proxy statement describing the applicable Reorganization.

The registration statement of Columbia Funds Series Trust I on behalf of Columbia Massachusetts Tax-Exempt Fund and Columbia New York Tax-Exempt Fund, on Form N-14, which was filed with the Securities and Exchange Commission on December 29, 2010 (ACCESSION NO. 0001193125-10-289277) is incorporated by reference, including without limitation the Agreement and Plan filed as Exhibit
(4) to the registration statement and the applicable prospectus/proxy statement describing the applicable Reorganization.